Exhibit 5.1

Dykema Gossett PLLC 400 Renaissance Center Detroit, Michigan 48243 WWW.DYKEMA.COM Tel: (313) 568-6800 Fax: (313) 568-6832

March 20, 2013

Rockwell Medical, Inc.

30142 Wixom Road
Wixom, Michigan 48393

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Rockwell Medical, Inc., a Michigan corporation (the “Company”), in connection with the offer and sale (the “Offering”) by the Company of up to 4.3 million shares (the “Shares”) of the Company’s common stock, without par value (the “Common Stock”), to the Investors (as defined below) pursuant to (a) a Registration Statement on Form S-3 (File No. 333-181003) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which was declared effective by the Commission on June 13, 2012; (b) the prospectus of the Company dated June 13, 2012 (the “Base Prospectus”) as filed with the Commission; and (c) the prospectus supplement of the Company, dated March 20, 2013 as filed with the Commission (the “Prospectus Supplement”).

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) each natural person signing any document reviewed by us had the legal capacity to do so.

We have examined and relied upon the Registration Statement, including the exhibits thereto, the Base Prospectus, the Prospectus Supplement, the Stock Purchase Agreement dated March 20, 2013 among the investors parties thereto (the “Investors”) and the Company, the Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein.  We have also relied as to certain matters on information obtained from public officials and officers of the Company.

Based upon such examination and subject to the further provisions hereof, we are of the opinion that the Shares, when issued in the manner and for the consideration contemplated by the Stock Purchase Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

CALIFORNIA | ILLINOIS | MICHIGAN | MINNESOTA | NORTH CAROLINA | TEXAS | WASHINGTON, D.C.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

The foregoing opinions are limited to the laws of the state of Michigan and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act with the Commission, as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the Offering and to the use of our name as the Company’s counsel under “Legal Matters” in the Registration Statement (including the Base Prospectus and the Prospectus Supplement which are a part thereof), and in any amendment or supplement thereto. In giving such consent, we do not admit that we are within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dykema Gossett PLLC

DYKEMA GOSSETT PLLC